Exhibit 99.1

Flotek Industries Announces Appointment of L. Melvin Cooper to Board of Directors

HOUSTON, October 29/PRNewswire-FirstCall/ — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) announced today the Board of Directors has elected L. Melvin Cooper to serve as a Director of the Company. Mr. Cooper will also serve on the Audit and Corporate Governance & Nominating committees of the Board.

Mr. Cooper is currently the Senior Vice President, Chief Financial Officer and Assistant Secretary of Forbes Energy Services Ltd. where he has served since April 11, 2008 and in a similar capacity at its predecessor companies beginning in June, 2007. From January to June 2007, he served as Senior Vice President and Chief Financial Officer of Cude Oilfield Contractors, Inc., an oilfield construction company. Mr. Cooper has also served in financial and operating positions with private and public companies involved in scrap metal recycling, manufacturing, water purification, natural gas marketing and drilling fluids among others. Mr. Cooper earned a degree in accounting from Texas A&M University - Kingsville (formerly Texas A&I) in 1975. Mr. Cooper is a Certified Public Accountant.

“I am pleased to welcome Mel Cooper to the Flotek Board of Directors and am delighted that a person with his credentials and experience has agreed to serve on the board of a dynamic and evolving oilfield services company,” said John Chisholm, Flotek’s Chairman and President. “Mel has experienced many of the same challenges that face Flotek and brings unique expertise and perspective to address the tasks at hand. We look forward to benefiting from Mel’s enthusiasm and expertise in the coming months and years.”

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals and down-hole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.